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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


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             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of report (date of earliest event reported):
                                 March 23, 2001

                             WESTERN WATER COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                      0-18756                   33-0085833
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)            Identification No.)


102 Washington Ave., Point Richmond, California                            94801
(Address of Principal Executive Offices)                              (Zip Code)


                                 (510) 234-7400
                         Registrant's Telephone Number,
                              Including Area Code


                                      N/A
          Former Name or Former Address, if Changed Since Last Report
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ITEM 5. OTHER EVENTS.

Sale of Asset:

Background:

The Company has owned a right to receive 3.7398% of the gross payments made by the Cucamonga County Water District ("CCWD"), located in San Bernardino County, California, in connection with certain water sold or made available to CCWD by the Fontana Union Water Company, a mutual water company principally owned by Kaiser Ventures, Inc. ("KVI"), under a 100-year lease.

Current Event:

On March 6, 2001 KVI completed the sale of its interest in the Fontana Union Water Company to CCWD. As a result of the sale, the Company became entitled to 3.7398% of the net proceeds to KVI, after certain offsets for KVI's transaction expenses. A lump sum payment of approximately $3,142,000 was received by the Company on March 23, 2001. After providing for certain offsets and transaction costs, the Company expects to recognize net proceeds of approximately $2,700,000.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                        WESTERN WATER COMPANY



Date: March 23, 2001                    By: /S/ WILLIAM T. GOCHNAUER
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                                           William T. Gochnauer
                                           Chief Financial Officer


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